Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2022 Financial Results

Delivers Strongest Quarterly Growth Since Going Public in 2014

Announces Enhanced Capacity Plan that Delivers Greater Capital Efficiency and Incremental Capacity

SECAUCUS, N.J. – May 2, 2022 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights Compared to Prior Year Period

●	Net sales of $132.2 million, an increase of 41.5%
●	Net loss of $17.5 million, compared with prior year net loss of $10.9 million
●	Adjusted EBITDA of $5.1 million, compared to prior year of $7.8 million [1]

"Our Q1 results demonstrate that we are a much more resilient company today than we were one year ago. The investments we made in our workforce and buffer capacity enabled us to overcome the challenges presented by Omicron, industry-wide supply chain disruptions, and our ERP conversion - and still deliver Freshpet's strongest quarterly net sales growth rate (41.5%) since the Company went public in 2014," commented Billy Cyr, Freshpet's Chief Executive Officer. "We are now extending that same conservative planning and aggressive action approach to our long-term capacity expansion plan. Our updated capacity plan delivers incremental capacity, expanded capacity and greater efficiency than the previous plan. This will ensure that Freshpet continues to fulfill its mission of changing the way people nourish their pets forever."

First Quarter 2022

Net sales increased 41.5% to $132.2 million for the first quarter of 2022 compared to $93.4 million for the first quarter of 2021. Net sales for the first quarter of 2022 were driven by velocity, pricing, distribution gains and innovation.

Gross profit was $44.8 million, or 33.9% as a percentage of net sales, for the first quarter of 2022, compared to $36.3 million, or 38.9% as a percentage of net sales, in the prior year period. For the first quarter of 2022, Adjusted Gross Profit was $55.4 million, or 41.9% as a percentage of net sales, compared to $43.6 million, or 46.7% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to increased cost at Freshpet Kitchens as a result of our wage increase plan, investments as we grow into capacity, inflation of ingredient cost, slightly offset by increased pricing. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $60.6 million for the first quarter of 2022 compared to $46.0 million in the prior year period. As a percentage of net sales, SG&A decreased to 45.9% for the first quarter of 2022 compared to 49.3% in the prior year period. The decrease in SG&A as a percentage of net sales was a result of increased selling, general and administrative expense leverage of 760 basis points due to higher net sales, partially offset by increased media as a percentage of net sales of 410 basis points. Adjusted SG&A for the first quarter of 2022 was $50.5 million, or 38.2% as a percentage of net sales, compared to $35.9 million, or 38.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was a result of increased selling, general and administrative expense leverage of 440 basis points due to higher net sales, offset by increased media as a percentage of net sales of 410 basis points. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net loss was $17.5 million for the first quarter of 2022 compared to net loss of $10.9 million for the prior year period. The increase in net loss was due to increased SG&A, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $5.1 million, or 3.9% as a percentage of net sales, for the first quarter of 2022, compared to $7.8 million, or 8.3% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense partially offset by higher net sales and Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of March 31, 2022, the Company had cash and cash equivalents of $29.7 million with $51.0 million of debt outstanding, translating to a net ratio of 6.0.

Enhanced Capacity Plan to Deliver Greater Capital Efficiency and Incremental Capacity

The Company is introducing an enhanced long-term capacity expansion plan today that provides greater capital efficiency and approximately 20% growth in potential net sales capacity of up to $2.9 billion, while solving for practical challenges present within today's complex operating environment. The key elements of the plan include an alignment of talent to maximize utilization, realignment of the Company's manufacturing operations to specific products and technologies to create efficiencies, optimize capital investment to assets of greatest strategic value, and reinforce Freshpet's leadership position through a commitment to innovation. This foundation translates to a re-phasing of the Ennis facility that is designed to bring on roll capacity sooner, a re-focus of Kitchens South operations to bag manufacturing, and the addition of an innovation scale-up facility in Bethlehem. Together, management believes that this plan presents greater flexibility to meet forecasted demand and insulation against construction and equipment sourcing.

Outlook

For full year 2022, the Company reiterated its guidance. The Company continues to expect the following results:

●	Net sales of >$575 million, an increase of ~35% from 2021

●	Adjusted EBITDA of >$55 million, an increase of ~28% from 2021

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, May 2, 2022, the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through May 16, 2022. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13728528.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements, including statements relating to our long-term capacity planning, net sales guidance and Adjusted EBITDA guidance. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, plant start-up expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment and COVID-19 expenses.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start-up expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,730	$72,788
Accounts receivable, net of allowance for doubtful accounts	61,458	34,780
Inventories, net	45,311	35,574
Prepaid expenses	4,494	5,834
Other current assets	1,972	1,349
Total Current Assets	142,965	150,325
Property, plant and equipment, net	663,844	583,922
Deposits on equipment	1,167	4,100
Operating lease right of use assets	6,227	6,537
Equity method investment	27,840	25,856
Other assets	11,417	13,670
Total Assets	$853,460	$784,410
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$77,151	$42,612
Accrued expenses	13,139	14,950
Current operating lease liabilities	1,384	1,384
Current portion of long term debt	4,770	-
Total Current Liabilities	$96,444	$58,946
Long term debt	43,541	—
Long term operating lease liabilities	5,421	5,710
Total Liabilities	$145,406	$64,656
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 43,485 issued and 43,471 outstanding on March 31, 2022, and 43,449 issued and 43,435 outstanding on December 31, 2021	43	43
Additional paid-in capital	961,914	955,710
Accumulated deficit	(253,165)	(235,623)
Accumulated other comprehensive loss	(482)	(120)
Treasury stock, at cost — 14 shares on March 31, 2022 and on December 31, 2021	(256)	(256)
Total Stockholders' Equity	708,054	719,754
Total Liabilities and Stockholders' Equity	$853,460	$784,410

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2022	2021
NET SALES	$132,171	$93,414
COST OF GOODS SOLD	87,419	57,099
GROSS PROFIT	44,753	36,315
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	60,631	46,033
LOSS FROM OPERATIONS	(15,878)	(9,718)
OTHER (EXPENSES)/INCOME:
Other (Expenses)/Income, net	258	(5)
Interest Expense	(571)	(901)
	(313)	(906)
LOSS BEFORE INCOME TAXES	(16,191)	(10,624)
INCOME TAX EXPENSE	41	16
LOSS ON EQUITY METHOD INVESTMENT	1,310	248
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,542)	$(10,888)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(362)	259
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(362)	259
TOTAL COMPREHENSIVE (LOSS) INCOME	$(17,904)	$(10,629)
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.40)	$(0.26)
-DILUTED	$(0.40)	$(0.26)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	43,437	41,627
-DILUTED	43,437	41,627

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,542)	$(10,888)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss (gains) on accounts receivable	(25)	(3)
Loss on disposal of equipment	43	60
Share-based compensation	6,295	6,080
Inventory obsolescence	(149)	129
Depreciation and amortization	8,007	7,089
Amortization of deferred financing costs and loan discount	132	617
Change in operating lease right of use asset	310	309
Loss on equity method investment	1,310	236
Changes in operating assets and liabilities:
Accounts receivable	(26,653)	(10,378)
Inventories	(9,588)	(2,835)
Prepaid expenses and other current assets	717	(140)
Other assets	(990)	137
Accounts payable	5,449	6,248
Accrued expenses	(1,811)	(1,801)
Other lease liabilities	(290)	(345)
Net cash flows used in operating activities	(34,785)	(5,485)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in equity method investment	(3,294)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(55,888)	(49,334)
Net cash flows used in investing activities	(59,182)	(49,334)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	—	332,520
Proceeds from exercise of options to purchase common stock	232	714
Tax withholdings related to net shares settlements of restricted stock units	(323)	(1,529)
Proceeds from borrowings under Credit Facility	51,000	—
Fees paid in connection with financing agreements	—	(3,166)
Net cash flows provided by financing activities	50,909	328,539
NET CHANGE IN CASH AND CASH EQUIVALENTS	(43,058)	273,720
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	72,788	67,247
CASH AND CASH EQUIVALENTS, END OF PERIOD	$29,730	$340,967

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,
	2022	2021
	(Dollars in thousands)
Gross Profit	$44,753	$36,315
Depreciation expense	4,701	3,800
Plant start-up expense (a)	4,748	1,843
Non-cash share-based compensation	1,168	710
COVID-19 expense (b)	—	953
Adjusted Gross Profit	$55,369	$43,621
Adjusted Gross Profit as a % of Net Sales	41.9%	46.7%

(a)	Represents additional operating costs, inclusive of inventory disposal, incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in cost of goods sold. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended
	March 31,
	2022	2021
	(Dollars in thousands)
SG&A expenses	$60,631	$46,033
Depreciation and amortization expense	3,285	3,289
Non-cash share-based compensation	5,127	5,370
Launch expense (a)	632	731
Loss on disposal of equipment	43	60
Equity offering expenses (b)	—	125
Enterprise Resource Planning (c)	1,018	603
COVID-19 expense (d)	—	4
Adjusted SG&A Expenses	$50,526	$35,851
Adjusted SG&A Expenses as a % of Net Sales	38.2%	38.4%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in SG&A. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2022	2021
	(Dollars in thousands)
Net loss	$(17,542)	$(10,888)
Depreciation and amortization	7,986	7,089
Interest expense	571	901
Income tax expense	41	16
EBITDA	$(8,944)	$(2,882)
Loss on equity method investment	$1,310	248
Loss on disposal of equipment	43	60
Non-cash share-based compensation	6,295	6,080
Launch expense (a)	632	731
Plant start-up expense (b)	4,748	1,843
Equity offering expenses (c)	—	125
Enterprise Resource Planning (d)	1,018	603
COVID-19 expense (e)	—	957
Adjusted EBITDA	$5,102	$7,765
Adjusted EBITDA as a % of Net Sales	3.9%	8.3%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents additional operating costs, inclusive of inventory disposal, incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.